EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-111064 and 333-111064-01 of Wynn Resorts, Limited on Form S-3 of our report dated March 5, 2004 appearing in the Annual Report on Form 10-K of Wynn Resorts, Limited for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

Deloitte & Touche

Las Vegas, Nevada

March 17, 2004